Exhibit 99

Rocky Brands, Inc. Announces Third Quarter 2023 Results

NELSONVILLE, Ohio, November 1, 2023 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2023.

Third Quarter 2023 Overview

●	Net sales were $125.6 million, a decrease of 14.8% (or 12.7% on an adjusted basis)
●	Wholesale segment sales decreased 17.4% (or 14.9% on an adjusted basis)
●	Retail segment sales increased 4.7%
●	Gross margin as a percentage of net sales increased 180 basis points to 37.0%
●	Operating income increased 22.8% to $14.3 million and increased 39.8% to $15.8 million on an adjusted basis
●	Net income increased 20.0% to $6.8 million or $0.93 per diluted share
●	Adjusted net income increased 47.6% to $8.0 million or $1.09 per diluted share
●	Inventories decreased 26.5% year-over-year
●	Total debt at September 30, 2023 was down 24.9% compared with September 30, 2022

Jason Brooks, Chairman, President and Chief Executive Officer, said “Our quarterly performance saw meaningful improvement on a sequential basis as demand for our product improved, resulting in further reduced channel inventory levels and an acceleration in at-once orders from many of our key wholesale partners. Despite the difficult start to 2023, we were confident that our results for the first half of 2023 reflected macroeconomic headwinds and industry dynamics more than the strength and desirability of our brand portfolio. While current market conditions remain challenging, the pace of our sales picked up in the third quarter driven by improved retailer inventory positions and ongoing consumer demand for our durable, innovative and accessibly priced work, western and outdoor footwear. At the same time, the work we’ve done to enhance our distribution and fulfillment capabilities and reduce operating expenses translated into significantly higher quarterly profitability year-over-year, which along with lower inventories allowed us to pay down debt by nearly 25% over the same time period. Looking ahead, we believe we are well positioned to improve on recent trends in the fourth quarter and begin 2024 with an improved balance sheet and good momentum across our business.”

Third Quarter 2023 Review

Third quarter net sales decreased 14.8% to $125.6 million compared with $147.5 million in the third quarter of 2022. Adjusted net sales, which exclude the sale of inventory related to the divesture of the NEOS brand during the third quarter of 2022, decreased 12.7%. Wholesale segment sales for the third quarter decreased 17.4% to $99.7 million compared to $120.7 million for the same period in 2022. Retail segment sales for the third quarter increased 4.7% to $24.5 million compared to $23.4 million for the same period last year. Contract Manufacturing segment sales, which include contract military sales and private label programs, were $1.4 million in the third quarter of 2023 compared to $3.3 million in the prior year period. The decrease in Contract Manufacturing segment sales was due to the expiration of certain contracts with the U.S. Military.

Gross margin in the third quarter of 2023 was $46.5 million, or 37.0% of net sales, compared to $51.9 million, or 35.2% of net sales, for the same period last year. Excluding the cost of goods sold related to the NEOS brand inventory sold during the year ago period, adjusted gross margin for the third quarter 2022 was $50.8, million, or 35.3%. The 170-basis point increase in adjusted gross margin as a percentage of net sales was driven by higher Wholesale segment gross margins from the realization of pricing actions taken in the second half of 2022, as well as decreases in in-bound logistics costs, and a higher mix of Retail segment sales which carry higher gross margins than sales from Wholesale and Contract Manufacturing segments.

Operating expenses were $32.3 million, or 25.7% of net sales, for the third quarter of 2023 compared to $40.3 million, or 27.3% of net sales, for the same period a year ago. Adjusted operating expenses were $30.7 million in the current year period compared to adjusted operating expenses of $39.5 million in the year ago period. The decrease in operating expenses was driven primarily by a decrease in out-bound freight expense and other variable expenses associated with lower sales and improved distribution center efficiencies compared with the year ago period. As a percentage of adjusted net sales, adjusted operating expenses improved 290 basis points to 24.5% in the third quarter of 2023 compared with 27.4% in the year ago period.

Income from operations for the third quarter of 2023 was $14.3 million, or 11.4% of net sales, compared to $11.6 million or 7.9% of net sales for the same period a year ago. Adjusted operating income for the third quarter of 2023 was $15.8 million, or 12.6% of adjusted net sales, compared to adjusted operating income of $11.3 million, or 7.9% of adjusted net sales a year ago.

Interest expense for the third quarter of 2023 was $5.8 million compared with $4.2 million a year ago. The increase reflected increased interest rates on the senior term loan and credit facility.

The Company reported third quarter 2023 net income of $6.8 million, or $0.93 per diluted share, compared to net income of $5.7 million, or $0.77 per diluted share, in the third quarter of 2022. Adjusted net income for the third quarter of 2023 was $8.0 million, or $1.09 per diluted share, compared to adjusted net income of $5.5 million, or $0.74 per diluted share in the year ago period.

Balance Sheet Review

Cash and cash equivalents were $4.2 million at September 30, 2023 compared to $7.3 million on the same date a year ago.

Total debt at September 30, 2023 was $213.9 million consisting of $88.6 million on our senior term loan and $127.4 million of borrowings under the Company's senior secured asset-backed credit facility. Compared with September 30, 2022 and December 31, 2022, total debt at September 30, 2023 was down 24.9% and 16.7%, respectively.

Inventories at September 30, 2023 were $194.7 million, down 26.5% compared to $265.1 million on the same date a year ago and down 17.3% compared with $235.4 million at December 31, 2022.

Conference Call Information

The Company's conference call to review third quarter 2023 results will be broadcast live over the internet today, Wednesday, November 1, 2023 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the positioning of the Company's business for improvement based on recent trends in the fourth quarter (Paragraph 2) and beginning 2024 with a strong balance sheet and good momentum across the Company's business (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2022 (filed March 10, 2023) and the quarterly report on Form 10-Q for the quarters ended March 31, 2023 (filed May 10, 2023), and June 30, 2023 (filed August 9, 2023). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer, Chief Financial Officer and Treasurer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30,	December 31,	September 30,
	2023	2022	2022
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$4,240	$5,719	$7,277
Trade receivables – net	97,844	94,953	118,193
Contract receivables	2,990	-	-
Other receivables	2,207	908	490
Inventories – net	194,734	235,400	265,082
Income tax receivable	2,445	-	1,633
Prepaid expenses	4,985	4,067	4,360
Total current assets	309,445	341,047	397,035
LEASED ASSETS	7,982	11,014	9,971
PROPERTY, PLANT & EQUIPMENT – net	53,124	57,359	60,271
GOODWILL	47,844	50,246	50,246
IDENTIFIED INTANGIBLES – net	113,321	121,782	122,552
OTHER ASSETS	1,015	942	878
TOTAL ASSETS	$532,731	$582,390	$640,953

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$62,733	$69,686	$101,683
Contract liabilities	2,990	-	-
Current Portion of Long-Term Debt	2,704	3,250	3,250
Accrued expenses:
Salaries and wages	2,685	1,253	3,667
Taxes – other	832	1,325	1,784
Accrued freight	2,707	2,413	3,842
Commissions	823	1,934	1,619
Accrued duty	6,395	6,764	8,051
Accrued interest	2,280	2,822	2,314
Income tax payable	-	1,172	-
Other	5,553	5,675	5,486
Total current liabilities	89,702	96,294	131,696
LONG-TERM DEBT	211,190	253,646	281,515
LONG-TERM TAXES PAYABLE	169	169	169
LONG-TERM LEASE	5,715	8,216	7,394
DEFERRED INCOME TAXES	8,006	8,006	10,293
DEFERRED LIABILITIES	1,179	586	558
TOTAL LIABILITIES	315,961	366,917	431,625
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2023 - 7,366,201; December 31, 2022 - 7,339,011; September 30, 2022 - 7,322,232	70,757	69,752	68,986
Retained earnings	146,013	145,721	140,342
Total shareholders' equity	216,770	215,473	209,328
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$532,731	$582,390	$640,953

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
NET SALES	$125,614	$147,486	$335,881	$476,549
COST OF GOODS SOLD	79,076	95,556	208,012	308,042
GROSS MARGIN	46,538	51,930	127,869	168,507

OPERATING EXPENSES	32,259	40,305	107,233	138,089

INCOME FROM OPERATIONS	14,279	11,625	20,636	30,418

INTEREST EXPENSE AND OTHER – net	(5,649)	(4,181)	(15,943)	(12,411)

INCOME BEFORE INCOME TAX EXPENSE	8,630	7,444	4,693	18,007

INCOME TAX EXPENSE	1,803	1,753	980	4,057

NET INCOME	$6,827	$5,691	$3,713	$13,950

INCOME PER SHARE
Basic	$0.93	$0.78	$0.50	$1.91
Diluted	$0.93	$0.77	$0.50	$1.89

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,366	7,319	7,355	7,313
Diluted	7,375	7,349	7,374	7,382

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

NET SALES
NET SALES, AS REPORTED	$125,614	$147,486	$335,881	$476,549
ADD: RETURNS RELATING TO SUPPLIER DISPUTE	-	-	1,542	-
LESS: DISPOSITION OF INVENTORY ASSETS	-	(3,569)	-	(3,569)
ADJUSTED NET SALES	$125,614	$143,917	$337,423	$472,980

COST OF GOODS SOLD
COST OF GOODS SOLD, AS REPORTED	$79,076	$95,556	$208,012	$308,042
LESS: SUPPLIER DISPUTE INVENTORY ADJUSTMENT	-	-	(181)	-
LESS: DISPOSITION OF INVENTORY ASSETS	-	(2,444)		(2,444)
ADJUSTED COST OF GOODS SOLD	$79,076	$93,112	$207,831	$305,598

GROSS MARGIN
GROSS MARGIN, AS REPORTED	$46,538	$51,930	$127,869	$168,507
ADJUSTED GROSS MARGIN	$46,538	$50,805	$129,592	$167,382

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$32,259	$40,305	$107,233	$138,089
LESS: ACQUISITION-RELATED AMORTIZATION	(692)	(782)	(2,148)	(2,346)
LESS: DISPOSITION OF ASSETS	-	(33)	-	(33)
LESS: CLOSURE OF MANUFACTURING FACILITY	(398)	-	(398)	-
LESS: ACQUISITION-RELATED INTEGRATION EXPENSES	-	-	-	(397)
LESS: RESTRUCTURING COSTS	(453)	-	(1,486)	(1,201)
ADJUSTED OPERATING EXPENSES	$30,716	$39,490	$103,201	$134,112

ADJUSTED OPERATING INCOME	$15,822	$11,315	$26,391	$33,270

INTEREST EXPENSE AND OTHER – net
INTEREST EXPENSE AND OTHER – net , AS REPORTED	$(5,649)	$(4,181)	$(15,943)	$(12,411)
LESS: GAIN ON SALE OF BUSINESS	-	-	(1,341)	-
ADJUSTED INTEREST EXPENSE AND OTHER – net	(5,649)	(4,181)	(17,284)	(12,411)

NET INCOME
NET INCOME, AS REPORTED	$6,827	$5,691	$3,713	$13,950
TOTAL NON-GAAP ADJUSTMENTS	1,543	(310)	4,414	2,852
TAX IMPACT OF ADJUSTMENTS	(322)	73	(922)	(643)
ADJUSTED NET INCOME	$8,048	$5,454	$7,205	$16,159

NET INCOME PER SHARE, AS REPORTED
BASIC	$0.93	$0.78	$0.50	$1.91
DILUTED	$0.93	$0.77	$0.50	$1.89

ADJUSTED NET INCOME PER SHARE
BASIC	$1.09	$0.75	$0.98	$2.21
DILUTED	$1.09	$0.74	$0.98	$2.19

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,366	7,319	7,355	7,313
DILUTED	7,375	7,349	7,374	7,382

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: "non-GAAP adjusted net sales", "non-GAAP adjusted cost of goods sold," "non-GAAP adjusted gross margin", "non-GAAP adjusted operating expenses," "non-GAAP adjusted operating income," "non-GAAP adjusted interest expense and other income/(expense) - net," "non-GAAP adjusted net income," and "non-GAAP adjusted net income per share." Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See "Reconciliation of GAAP Measures to Non-GAAP Measures" accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Disposition of Inventory Assets	Disposition of inventory assets relate to the sale of inventory and related cost of goods sold in connection with the divesture of the NEOS brand.	We exclude the disposition of inventory assets for purposes of calculating certain non-GAAP measures because the sale and related cost of goods sold does not reflect our normal business operations. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.
Returns relating to supplier dispute	Returns relating to supplier dispute consist of returns of product produced by a manufacturing supplier.	We excluded these returns for calculating certain non-GAAP measures because these returns are inconsistent in size with our normal course of business and are unique to the on-going dispute with the manufacturing supplier. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate net sales trends.
Supplier dispute inventory adjustment	Supplier dispute inventory adjustment consists of an inventory adjustment to cost of goods sold for product produced by a manufacturing supplier.	We excluded this inventory adjustment to cost of goods sold for calculating certain non-GAAP measures because this adjustment is noncustomary and is unique to the on-going dispute with the manufacturing supplier. This adjustment facilitates a useful evaluation of our current operating performance and comparison to past operating performance and provides investors with additional means to evaluate net cost of goods sold trends.
Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Disposition of Assets	Disposition of fixed assets relate disposals of non-financial assets. This includes the disposal of non-financial assets and corresponding expenses related to the divesture of the NEOS brand and other long-lived assets at our manufacturing facilities.	We exclude the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the loss does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.
Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International Inc.

We excluded acquisition-related expenses for purposes of calculating certain non-GAAP measures because the charges do not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Restructuring Costs	Restructuring costs represent severance expenses associated with headcount reductions following the integration of the acquired performance and lifestyle footwear business of Honeywell International Inc in 2022 and the sale of Servus in 2023.	We excluded restructuring costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Closure of Manufacturing Facility	Closure of manufacturing facility relates to the expenses and overhead incurred associated with closing our Rock Island manufacturing facility.	We exclude costs associated with the closure of our manufacturing facility for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparison to past operating results and provide investors with additional means to evaluate expense trends.
Gain on Sale of Business	Gain on sale of business relates to the sale of the brand Servus. This includes the disposal of non-financial assets and corresponding expenses relating to the sale of the brand along with assets held at our Rock Island manufacturing facility.	We excluded the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the gain does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.